Exhibit 99.1

Maryland State Court Upholds CommonWealth REIT’s Arbitration Bylaw

NEWTON, Mass.—May 8, 2013— CommonWealth REIT (NYSE: CWH) today announced that the Circuit Court for Baltimore City (the “Court”) referred to arbitration the pending litigation in the Court brought by Corvex Fund Management LP (“Corvex”) and Related Fund Management, LLC (“Related,” and together with Corvex, “Corvex/Related”).  All remaining issues in the litigation between CWH and Corvex/Related will be determined in the resulting arbitration. The Court also ordered Corvex/Related to pay the Court costs in connection with its motions.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE SAYS THE CURRENT CORVEX/RELATED MARYLAND LITIGATION HAS BEEN REFERRED TO ARBITRATION.  CORVEX/RELATED MAY APPEAL THIS DECISION AND IT MAY BE SUBSEQUENTLY OVERTURNED.

•                  THE FACT THAT THE COURT UPHELD CWH’S ARBITRATION BYLAW MAY IMPLY THAT CWH WILL PREVAIL ON ALL ISSUES IN THE ARBITRATION.  ARBITRATION RESULTS ARE UNCERTAIN AND THERE CAN BE NO ASSURANCE THAT CWH WILL PREVAIL.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION.

CONTACT:

Investors

CommonWealth REIT

Carlynn Finn, 617-796-8222

Senior Manager, Investor Relations

or

Innisfree M & A Incorporated

Larry Miller/Jennifer Shotwell/Arthur Crozier

212-750-5833

or

Media

CommonWealth REIT

Timothy A. Bonang, 617-796-8222

Vice President, Investor Relations

or

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel/Jonathan Keehner

212-355-4449